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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BlueLinx Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	77-0627356 (I.R.S. Employer Identification No.)
4300 Wildwood Parkway Atlanta, Georgia (Address of Principal Executive Offices)	30339 (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

        Securities Act registration statement file number to which this form relates: 333-118750

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value US$0.01 per share	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.    Description of Securities to be Registered.

        A complete description of the common stock, par value US$0.01 per share, of BlueLinx Holdings Inc. (the "Registrant") which is to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus, which constitutes part of the Registrant's Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission (the "Commission") on September 2, 2004 (Registration No. 333-118750) (as amended by Amendment No. 1 thereto filed with the Commission on October 1, 2004, Amendment No. 2 thereto filed with the Commission on October 8, 2004, Amendment No. 3 thereto filed with the Commission on November 26, 2004 and Amendment No. 4 thereto filed with the Commission on December 10, 2004 the "Registration Statement"). The description of the securities to be registered hereby contained in any prospectus included in the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference in this registration statement upon the filing of any such prospectus with the Commission.

Item 2.    Exhibits.

        Not Applicable.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BlueLinx Holdings Inc.
By:	/s/ BARBARA V. TINSLEY Name: Barbara V. Tinsley Title: Secretary and General Counsel

Dated: December 13, 2004

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  Item 1. Description of Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE